Exhibit 10.8

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of June 12, 2006 is made by and among Cellu Parent Corporation, a Delaware corporation, and each of the Securityholders.

RECITALS

The parties hereto desire to provide for certain transfer restrictions, call rights, rights of co-sale, drag-along rights, rights of first offer on sales of certain securities by the Company, as well as certain other matters, all according to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.                                     Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

(a)                                  “Affiliate” shall mean, with respect to a specified Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such specified Person.  For purposes of this definition, the term “control,” including the terms “controlling,” “controlled by” and “under common control,” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)                                 “Board” shall mean the board of directors of the Company.

(c)                                  “Cause” with respect to any Other Shareholder, shall have the meaning set forth in the employment agreement then in effect, if any, between such holder and the Company or its Subsidiaries or if there is no such meaning in such employment agreement or there is no such employment agreement then in effect, shall mean, the following events or conditions: (i) the  repeated and willful refusal or failure (other than during periods of illness, disability or vacation) to perform the duties of the Other Shareholder set forth in the Other Shareholder’s respective employment agreement with the Company or under any lawful directive of the Board (consistent with the terms of the applicable employment agreement), (ii) the Other Shareholder’s willful misconduct or gross neglect in the performance of the duties set forth in the Other Shareholder’s respective employment agreement which in either case is materially injurious to the Company, monetarily or otherwise, (iii) the willful material breach of the employment agreement, (iv) the commission of fraud, embezzlement, theft or other dishonesty by the Other Shareholder, (v) the conviction of the Other Shareholder of, or plea by such of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude, and (vi) any other conduct that involves a breach of fiduciary obligation on the part of the Other Shareholder or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

(d)                                 “Cellu Paper” shall mean Cellu Paper Holdings, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Company.

(e)                                  “Cellu Tissue” shall mean Cellu Tissue Holdings, Inc., a Delaware corporation and an indirect, wholly-owned Subsidiary of the Company.

(f)                                    “Change of Control” shall mean (i) a sale of all or substantially all of the assets of the Company, Cellu Paper or Cellu Tissue to a Person in which the Shareholders of the Company immediately prior to such transaction do not, directly or indirectly, own securities representing more than 50% of the voting power of the Person acquiring such assets immediately following the transaction, (ii) a sale of Shares by the Company or the Shareholders resulting in more than 50% of the voting power of the Company being held, directly or indirectly, by a Person other than the Shareholders immediately prior to such sale, (iii) a sale by the Company of the equity securities of Cellu Paper or Cellu Tissue resulting in more than 50% of the voting power of Cellu Paper or Cellu Tissue (as the case may be) being held directly or indirectly by a Person other than the Company or the Shareholders immediately prior to such sale, or (iv) a merger or consolidation of the Company, Cellu Paper or Cellu Tissue with or into another Person, if and only if, after such merger or consolidation, more than 50% of the voting power of the Company, Cellu Paper or Cellu Tissue (as the case may be) is directly or indirectly owned by a Person other than the Company or the Shareholders immediately prior to such merger or consolidation.

(g)                                 “Common Stock” shall mean the Common Stock, par value $0.001, of the Company.

(h)                                 “Company” shall mean Cellu Parent Corporation, a Delaware corporation, and its successors and permitted assigns.

(i)                                     “Convertible Securities” shall mean (i) any debt or equity securities of the Company (including but not limited to Preferred Stock) that are convertible into or exchangeable, directly or indirectly, for Common Stock and (ii) any rights, warrants or options to subscribe for or purchase, directly or indirectly, Common Stock or any securities described in clause (i).

(j)                                     “Cost” shall mean, for any security, the original price paid to the issuer for such security, as appropriately adjusted for any events referenced in Section 16 after that date of such issuance (it being acknowledged and agreed that the Cost of any Shares issued pursuant to any Rollover Agreement shall be the value of such Shares under such Rollover Agreement as of the date of issuance thereof).

(k)                                  “Drag-Along Percentage” shall mean a fraction, the numerator of which is the aggregate number of Equivalent Shares that are to be Transferred by the WP Parties in a Drag-Along Sale, and the denominator of which is the aggregate number of Equivalent Shares owned at such time by the WP Parties.

(l)                                     “Earn-Out Warrant” shall mean the Series A Convertible Preferred Stock Purchase Warrant issued by the Company to the WP Party on or about the date of this Agreement.

(m)                               “Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock, but excluding any Shares of Restricted Stock that are not then vested or will not become vested on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined, plus (b) as to any outstanding Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of the vested portion of such Convertible Securities (including for purposes of determining the vested portion of such Convertible Securities any amounts that will become vested on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined),.

(n)                                 “Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair value of such Share as of the applicable reference date.

(o)                                 “Good Reason” with respect to any Other Shareholder, shall have the meaning, if any, set forth in the employment agreement then in effect, if any, between such holder and the Company or its subsidiaries.

(p)                                 “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended.

(q)                                 “New Securities” shall mean any Common Stock or Convertible Securities, whether now authorized or not; provided, however, that “New Securities” shall not include: (i) securities issued as consideration for the acquisition of any assets, securities or business entity by the Company, whether by merger, purchase of assets or capital stock of such entity, reorganization or otherwise, provided such acquisition is approved by the Board, (ii) securities issued to employees, officers and directors of, and consultants and advisors to, the Company, pursuant to any arrangement approved by the Board (including but not limited to Common Stock issued to any Other Shareholder pursuant to a Stock Option Agreement and Restricted Stock issued pursuant to any Restricted Stock Agreement), (iii) securities issued to any bank, subordinated debt lender, equipment lessor, landlord or other similar financial institution or creditor if and to the extent that the transaction in which such issuance is to be made is approved by the Board, (iv) securities issued pursuant to any rights or agreements, including, without limitation, securities issued upon exercise, conversion or exchange of any Convertible Securities, provided that the Company shall have complied, to the extent required, with the rights established by Section 7 with respect to the initial sale or grant by the Company of such rights or agreements, including, without limitation, Convertible Securities, (v) securities issued upon the exercise, conversion or exchange of any Convertible Securities outstanding on the date hereof (including but not limited to the Earn-Out Warrant), (vi) securities issued in connection with any stock split, stock combination, stock dividend, distribution or recapitalization by the Company, (vii) Common Stock issued in a Qualified IPO, or (viii) securities issued to any strategic vendor or partner in a transaction approved by the Board in which there is a substantial commercial aspect to the transaction.

(r)                                    “Other Stock” shall mean, with respect to an Other Shareholder, all Shares held beneficially or of record, directly or indirectly, by such Other Shareholder.

(s)                                  “Other Shareholders” shall mean the Securityholders set forth on Exhibit A to this Agreement, other than the WP Parties, and any Person (other than the Company or the WP Parties) to whom any such Securityholder Transfers Shares in accordance with this Agreement and, as a result, such Person is required by this Agreement to become a party hereto.

(t)                                    “Permitted Transfer” shall mean a Transfer by an Other Shareholder of shares of Other Stock made (i) to the Company or the WP Parties, or (ii) if such Other Shareholder is an individual, (A) by way of gratuitous donation to any trust exclusively for the benefit of such Other Shareholder or such Other Shareholder’s spouse, direct descendants (including legally adopted children) or direct ascendants or (B) by way of bequest or inheritance upon the death of such Other Shareholder to his or her executors, administrators, testamentary trustees, legatees or beneficiaries; provided, however, that, in the event of any Transfer made pursuant to one of the exemptions provided by clause (ii) above, (1) the Other Shareholder making such Transfer pursuant to clause (ii)(A) above shall notify the Company and the WP Parties of such Transfer at least 15 days prior to making the Transfer (such notice to contain a representation by the Other Shareholder to the Company and the WP Parties identifying all of the beneficiaries of such trust), (2) the Other Shareholder making such Transfer pursuant to clause (ii)(A) above shall retain all rights to vote such Transferred shares of Other Stock, grant or withhold consents or approvals with respect to such Transferred shares of Other Stock, and to make any and all other determinations with respect such Transferred shares of Other Stock, and (3) the transferee, assignee or donee shall have become a party to this Agreement in the capacity of an Other Shareholder and Securityholder and shall have furnished the Company and the WP Parties with an executed copy of the joinder to this Agreement in the form attached hereto as Exhibit B, completed as specified by the Company.

(u)                                 “Permitted Transferee” shall mean a Person to whom Shares are Transferred in a Permitted Transfer.

(v)                                 “Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

(w)                               “Preferred Stock” shall mean the Preferred Stock, par value $0.001, of the Company, including the Series A Convertible Preferred Stock.

(x)                                   “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to an effective registration statement on Form S-1, or any successor form, filed under the Securities Act, with aggregate gross proceeds to the Company of at least $20,000,000.

(y)                                 “Registration Rights Agreement” means that certain Registration Rights Agreement among the WP Parties, the Company and certain of the Other Shareholders, dated as of the date hereof, as from time to time in effect.

(z)                                   “Restricted Stock” shall mean shares of capital stock of the Company which are initially issued pursuant or subject to a Restricted Stock Agreement and which remain at the relevant time of determination subject to the restrictions therein set forth.

(aa)                            “Restricted Stock Agreement” shall mean a Restricted Stock Agreement entered into between the Company and an employee or consultant of the Company pursuant to a plan or arrangement approved by the Board.

(bb)                          “Rollover Agreement” shall mean any one of the Rollover Agreements by and between the Company and each of Mr. Russell Taylor, Ms. Dianne Scheu or Mr. Steven Ziessler, each dated on or about the date hereof.

(cc)                            “Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

(dd)                          “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee)                            “Securityholders” shall mean the parties listed on Exhibit A to this Agreement, as amended from time to time in accordance with the terms hereof, and any of such parties’ permitted assigns.

(ff)                                “Series A Convertible Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $0.001, of the Company.

(gg)                          “Series A Directors” shall mean the WP Designees.

(hh)                          “Series A Shareholder” shall mean the WP Parties.

(ii)                                  “Shares” shall mean, as of the time of determination, all outstanding shares of Common Stock and Convertible Securities of the Company at such time.

(jj)                                  “Shareholders” shall mean the parties listed on Exhibit A to this Agreement who are holders of shares of capital stock of the Company, as amended from time to time in accordance with the terms hereof, and any of such parties’ permitted assigns.

(kk)                            “Stock Option Agreement” shall mean a Stock Option Agreement entered into between the Company and an employee or consultant of the Company pursuant to a plan or arrangement approved by the Board.

(ll)                                  “Subsidiary” shall mean any and all corporations, partnerships, limited liability companies and other entities with respect to which another specified corporation or other entity directly or indirectly owns more than 50% of (i) the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity or (ii) the equity interests of such entity.

(mm)                      “Transfer” means, with respect to any Shares, any direct or indirect, voluntary or involuntary, offer to sell, transfer, sale, assignment, pledge, hypothecation, short sales, loan, grant of an option to purchase or other disposition of any of the Shares (in each case, whether by merger, consolidation or otherwise), or the entering of any contract or agreement to do any of the foregoing.

(nn)                          “Voting Stock” shall mean shares of outstanding capital stock of the Company that are entitled to vote for the election of directors of the Company.

(oo)                          “WP Parties” shall mean Weston Presidio V, L.P., a Delaware limited partnership, and any Person to whom a WP Party Transfers Shares; provided such Person becomes a party to this Agreement in the capacity of a WP Party.

2.                                     Transfer Restrictions.

(a)  Transfer Restrictions on Other Stock.  In addition to the other restrictions contained herein, without the written consent of the Company and the WP Parties, which they may withhold in their sole discretion, each Other Shareholder agrees not to Transfer any shares of its Other Stock.  Notwithstanding the foregoing, each Other Shareholder may Transfer any shares of its Other Stock pursuant to (i) Permitted Transfers made in compliance with this Agreement and (ii) Transfers permitted or required pursuant to Sections 4 or 5 of this Agreement.  In addition, without the consent of the Company and the WP Parties, which they may withhold in their sole discretion, each Other Shareholder agrees not to Transfer any shares of its Other Stock to a competitor, supplier or customer of the Company or any of its Subsidiaries.  Any attempt to Transfer any shares of Other Stock not in compliance with this Agreement shall be null and void, and neither the Company nor any transfer agent shall give any effect in the Company’s stock records to such attempted Transfer.

(b)  Market Stand-off.  The Securityholders hereby agree that, if so requested by the Company or any managing underwriter in respect of an underwritten public offering of the Company’s securities, the Securityholders shall not sell, make any short sale of, loan, grant any option for the purchase of, hypothecate, hedge or otherwise dispose of any securities of the Company (other than those included in the registration statement with respect to such offering) during the up to 180-day period specified by the Company or the managing underwriter(s) following the commencement of the Company’s Qualified IPO, and during the up to 90-day period specified by the Company or the managing underwriter(s) following the commencement of any subsequent underwritten public offering of equity securities of the Company.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Securityholder.  The Securityholders agree to enter into a separate agreement providing for the foregoing, as may be requested by the managing underwriter(s) of any such public offering.  The foregoing provisions of this Section 2(b) are subject in their entirety to the requests and requirements of the managing underwriters of any underwritten public offering; provided that such requests and requirements are applied uniformly; provided, further, that the underwriters may have requests and requirements applicable to executive officers, directors and senior management which are different from their requests and requirements applicable to others.

(c)  Securities Laws Compliance.  Each of the Other Shareholders agrees and acknowledges that to the extent such Other Shareholder is permitted pursuant to this Agreement to Transfer Other Stock, such Other Shareholder will not Transfer any shares of Other Stock unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder or (ii) counsel for the Other Shareholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and any state securities or blue sky laws applicable to the Company or the Shares proposed to be Transferred.  Notwithstanding the foregoing, the Company acknowledges and agrees that a Permitted Transfer shall be deemed to be in compliance with this Section 2(c) and that no opinion of counsel is required in connection therewith.

(d)  Legend.  Any certificate representing outstanding Shares that are held by a party to this Agreement or otherwise subject to the terms hereof shall bear the following legend, in addition to any other legend required by law or otherwise:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY THE TERMS OF THAT CERTAIN SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 12, 2006 (AS IN EFFECT FROM TIME TO TIME, THE “SHAREHOLDERS AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.  ANY ATTEMPT TO TRANSFER OR ENCUMBER ANY INTEREST IN THE SHARES REPRESENTED BY THIS CERTIFICATE NOT IN ACCORDANCE WITH SUCH SHAREHOLDERS AGREEMENT SHALL BE NULL AND VOID, AND NEITHER THE COMPANY NOR ANY TRANSFER AGENT OF SUCH SECURITIES SHALL GIVE ANY EFFECT TO SUCH ATTEMPTED TRANSFER OR ENCUMBRANCE IN ITS SHARE RECORDS.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF IT, AGREES TO BE BOUND BY THE TERMS OF THE SHAREHOLDERS AGREEMENT.”

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OPTION, LOAN OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.”

(e)  Termination of 1933 Act Legend.  The requirement imposed by clause (d) hereof as to the Securities Act shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in clause (d) hereof as to the Securities Act.

3.                                       Call Rights.

(a)  Call Option.  Except as the Company may otherwise agree with any Other Shareholder with respect to such Other Shareholder’s Shares, upon and following any termination of the employment by the Company and its Subsidiaries of any Other Shareholder for any reason, the Company shall have the right (the “Call Option”) to purchase for cash all or any portion of the Shares held by such Other Shareholder or any of its Affiliates or originally issued to such Other Shareholder or any of its Affiliates but held by one or more their respective Permitted Transferees (collectively, the “Stockholder Call Group”) at a per Share price equal to the Fair Market Value of such Shares (the “Call Price”); provided, however, that if such termination is (i) by the Company for Cause or (ii) by an Other Shareholder who has a then effective employment agreement with the Company or any of its Subsidiaries and who voluntarily terminates his or her employment without Good Reason, then in each case the Call Price shall instead be a per Share price equal to the lesser of the Cost or the Fair Market Value of such Shares; provided, further, that, in the event that an Other Shareholder breaches any covenant or agreement with the Company regarding non-solicitation or non-competition, whether in an employment agreement or otherwise (each, a “Restrictive Covenant”), the Company shall have a Call Option to purchase for cash all or any portion of the Shares held by such Other Shareholder’s Stockholder Call Group for a Call Price equal to the lesser of the Cost or the Fair Market Value of such Shares.

(b)  Notices.  Any Call Option may be exercised by delivery of written notice thereof (the “Call Notice”) to all members of the applicable Stockholder Call Group not later than the 90th day after the effectiveness of the applicable termination of employment, provided that in the case of an exercise of a Call Option following breach of a Restrictive Covenant, such 90 day limitation shall not apply (the “Call Option Exercise Period”).  The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the Shares with respect to which the Call Option is being exercised.

(c)  Closing.  The closing of any purchase and sale of Shares pursuant to this Section 3 shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.  At such closing, the holders of Shares to be sold shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder, by certified or bank check or wire transfer of immediately available federal funds, the purchase price of the Shares being purchased by the Company.  The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Call Option shall be deemed a representation and warranty by such Person that:  (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; (iii) such Shares are free and clear of any and all liens or encumbrances;

and (iv) there is no adverse claim with respect to such Shares.  Each Other Shareholder acknowledges and agrees that neither the Company nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, shareholder, agent or otherwise) shall have any duty or obligation to affirmatively disclose to such holder, and such holder shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his employment by the Company and its subsidiaries upon the exercise of any Call Option or any purchase of the Shares in accordance with the terms hereof.

4.                                       Other Shareholders’ Right of Co-Sale.

(a)  Definition.  For as long as the WP Parties own collectively at least a majority of the voting power of the Voting Stock, if the WP Parties propose to, directly or indirectly, Transfer for value an interest in any Shares owned by the WP Parties to any Person (the “Transferee”), except as set forth in Section 4(d) or for Transfers pursuant to Section 5, each Other Shareholder shall have a right of co-sale (the “Right of Co-Sale”) to sell a number of shares of Other Stock (if any) held by such Other Shareholder equal to his or her Right of Co-Sale Pro Rata Share (as defined below) multiplied by the number of Shares (treating any Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities) proposed to be transferred by the WP Parties to the Transferee (the “Transferor Securities”), on the terms and subject to the conditions set forth in this Section 4 and Section 6; provided, however, that an Other Shareholder may exercise its Right of Co-Sale only with respect to the type or types of Shares that the WP Parties propose to sell.

(b)  Right of Co-Sale Pro Rata Share.  The “Right of Co-Sale Pro Rata Share” for each Other Shareholder shall be that percentage equal to the number of Equivalent Shares at the time outstanding and owned by such Other Shareholder divided by (A) the number of Equivalent Shares at the time outstanding and owned by such Other Shareholder plus (B) the number of Equivalent Shares at the time outstanding and owned by the WP Parties and by all other holders of Shares entitled to the benefits of any other “tag-along” rights in connection with such sale.  Each Other Shareholder shall have the right to sell that number of Equivalent Shares of Transferor Securities (if any) held by such Other Shareholder to the Transferee (or, upon the unwillingness of any Transferee to purchase directly from such Other Shareholder, to the WP Parties simultaneously with the closing of the sale by the Transferor to the Transferee) up to its respective Right of Co-Sale Pro Rata Share of the Transferor Securities determined as of the date the Transfer Notice (as defined below) is delivered to the Company, upon the terms and subject to the conditions pursuant to which the WP Parties sell its Transferor Securities to the Transferee.

(c)  Mechanics of Sale.

(i)                                     Exercise by the Other Shareholders.  If the WP Parties propose to Transfer any Transferor Securities in a transaction subject to this Section 4, then it shall notify, or cause to be notified, the Other Shareholders and the Company, in writing, of each such proposed Transfer (the “Transfer Notice”).  Such Transfer Notice shall set forth (i) the name of the Transferee and the number and type of Shares proposed to be Transferred and (ii) the proposed amount and form of consideration and (to the extent then known by the WP Parties) material terms and conditions of the Transfer.  An Other Shareholder shall be entitled to exercise its Right of Co-Sale by delivering a written notice to the WP Parties (the “Co-Sale Notice”) within 15 days following receipt of the Transfer Notice.  The Co-Sale Notice shall state the number of shares of Other Stock that such Other Shareholder offers to include in such Transfer to the Transferee, which number may not exceed its Right of Co-Sale Pro Rata Share of the Transferor Securities; provided, however, that an Other Shareholder may not exercise its Right of Co-Sale with respect to any shares of Other Stock that then constitute Restricted Stock and will constitute Restricted Stock upon the consummation of the Transfer by the WP Parties.  Upon the giving of a Co-Sale Notice by an Other Shareholder, the offer of such Other Shareholder contained in its Co-Sale Notice shall be irrevocable and such Other Shareholder shall be obligated to sell the number and type of Shares set forth in its Co-Sale Notice to the Transferee on the terms and conditions set forth in the Transfer Notice.  Each Other Shareholder who does not deliver a Co-Sale Notice within the 15-day period described above shall be deemed to have waived all of its rights with respect to the proposed Transfer by the WP Parties.

(ii)                                  Assignment of Interest.  If an Other Shareholder exercises its respective Right of Co-Sale, then the WP Parties shall assign to such Other Shareholder as much of its interest in the agreement of sale with the Transferee as such Other Shareholder shall be entitled to and shall accept, and such Other Shareholder shall be obligated to provide the same representations, warranties, indemnification and covenants to the Transferee as the WP Parties under such agreement of sale.  To the extent that any Transferee prohibits such assignment or otherwise refuses to purchase shares of Other Stock, as the case may be, from an Other Shareholder exercising its Right of Co-Sale hereunder, then the WP Parties shall not sell to such Transferee any Transferor Securities unless and until, simultaneously with such sale, the WP Parties shall purchase such shares of Other Stock from such Other Shareholder for the same consideration per share and on the same terms and subject to the same conditions as the proposed Transfer described in the Transfer Notice (it being acknowledged and agreed that the Company will consent to such Transfer pursuant to Section 2).  Each accepting Other Shareholder shall deliver to the WP Parties the certificate or certificates representing the shares of Other Stock to be Transferred pursuant to the Right of Co-Sale, duly endorsed for Transfer, together with a limited power of attorney authorizing the WP Parties to Transfer such shares of Other Stock pursuant to the terms of such Transfer and to execute on behalf of such Other Shareholder any purchase agreement or other documentation required to consummate such Transfer.

(iii)                               Failure to Exercise Right of Co-Sale; Additional Transfers.  If an Other Shareholder elects not to exercise its Right of Co-Sale, then the WP Parties may, not later than 180 days following delivery to the Company of the Transfer Notice, conclude a Transfer of all or any portion of the Transferor Securities covered by the Transfer Notice on terms and subject to conditions not more favorable to the Transferor than those described in the Transfer Notice.  Any proposed Transfer of additional securities by the Transferor that are not the subject of a Transfer Notice shall be subject to the Right of Co-Sale and shall require compliance by the Transferor with the procedures described in this Section 4.

(iv)  Reduction of Shares Sold.  The WP Parties shall attempt to obtain the inclusion in the proposed Transfer of the entire number of Shares that each of the Other Shareholders have properly requested to have included in the Transfer (as evidenced by the Co-Sale Notices) (such Other Shareholders, together with the WP Parties, the “Participating Shareholders”).  In the event the WP Parties shall be unable to obtain the inclusion of such entire number of Shares in the proposed Transfer, the number of Shares to be sold in the proposed Transfer shall be allocated among the Participating Shareholders in proportion, as nearly as practicable, to the respective number of Shares that each Participating Shareholder requested to be included in the proposed Transfer.

(d)   Exceptions to Right of Co-Sale.  The Right of Co-Sale shall not apply to (i) Transfers among the WP Parties (or any of them) or to any of the Affiliates of the WP Parties, (ii) Transfers to other Shareholders or their respective Affiliates, (iii) Transfers made pursuant to a registered public offering pursuant to the Registration Rights Agreement, (iv) Transfers in the form of dividends or distributions (whether upon liquidation or otherwise) by the WP Parties or any of their respective Affiliates to its or their current or former partners, members or stockholders (and any subsequent transfers by such current or former partners, members or stockholders) or (v) Transfers not for value; provided that, in the case of clauses (i), (ii) and (v) above, the transferee agrees in writing to be bound by the provisions of this Agreement applicable to the WP Parties by executing and delivering the joinder to this Agreement in the form attached hereto as Exhibit B.

5.          Drag-Along Right.

(a)   Sales by the WP Parties.  Notwithstanding Section 4, if the WP Parties determine to Transfer at least 50%, in the aggregate, of the Equivalent Shares then held by the WP Parties to a proposed purchaser (the “Proposed Purchaser”), except as set forth in Section 5(e) (a “Drag-Along Sale”), then upon the request of the WP Parties, each Other Shareholder will sell to such Proposed Purchaser a number of Equivalent Shares held by such Other Shareholder equal to the product of (i) the aggregate number of Equivalent Shares then held by such Other Shareholder multiplied by (ii) the Drag-Along Percentage.  The terms and conditions of such Drag-Along Sale shall be on the same terms and conditions as such Transfer by the WP Parties, including without limitation, sale price with respect to the same type of securities, representations and warranties, covenants and indemnification obligations; provided, however, that (i) the sale price with respect to any Preferred Stock of the Company, taking into account any purchase price adjustments provided for in the Drag-Along Sale, shall be the greater of (x) the amount that the holder thereof would be entitled to receive upon a liquidation or deemed liquidation of the Company in accordance with the Company’s certificate of incorporation assuming the Company had the ability to pay the full amount provided for in the certificate of incorporation with respect to a liquidation or deemed liquidation and (y) the amount that the holder thereof would receive for the number of shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with its terms, with the price to be received per share of Common Stock calculated using the same price paid for shares of Common Stock in the Drag-Along Sale, and (ii) the indemnification obligations shall be several, and not joint and several, and shall be apportioned among the parties in proportion to the amount of consideration received by each party in reverse order of the seniority provided for in the liquidation provisions of the Company’s Certificate of Incorporation (i.e., shall be allocated first to the Common Stock and second to the Preferred Stock) and, in any event, shall be limited to the consideration received by such party pursuant to such transaction.

(b)   Notice.  Prior to making any Drag-Along Sale, the WP Parties shall, if they determine to require that Other Shareholders participate in such Transfer, provide each Other Shareholder with written notice (the “Drag-Along Notice”) not less than 10 days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”).  The Drag-Along Notice shall set forth (i) the name of the Proposed Purchaser, (ii) the proposed amount and form of consideration to be paid per Share and (to the extent then known by the WP Parties) the material terms and conditions of the Transfer and (iii) the Drag-Along Sale Date and the date upon which the Other Shareholders shall deliver to the WP Parties the certificates representing the Shares owned by the Other Shareholders, duly endorsed, and the limited power of attorney referred to below.  Each Other Shareholder shall deliver to the WP Parties the certificate or certificates representing their Shares, duly endorsed for transfer, on or before the date set forth in the Drag-Along Notice for such delivery, together with a limited power of attorney authorizing the WP Parties to sell or otherwise dispose of such Shares pursuant to the term of such Drag-Along Sale and to execute on behalf of such Other Shareholders any purchase agreement or other documentation required to consummate such Drag-Along Sale.

(c)   Effect of Drag-Along Sale.  If an Other Shareholder receives the applicable purchase price from a Drag-Along Sale, but has failed to deliver certificates representing its shares of Other Stock as described in this Section 5, it shall for all purposes be deemed no longer to be a stockholder of the Company, shall have no voting rights, shall not be entitled to any dividends or other distributions, in each case with respect to the shares of Other Stock as described in this Section 5, and shall have no other rights or privileges granted to Shareholders under law or this Agreement with respect to the shares of Other Stock as described in this Section 5.

(d)   Sale of the Company.  If a Drag-Along Sale is to be effected in the form of a merger, consolidation or other corporate reorganization that requires Shareholder approval, and if the Board approves the Drag-Along Sale (an “Approved Sale”), the Other Shareholders shall vote for, consent to and raise no objections against such Approved Sale and each Other Shareholder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Approved Sale.  Each Other Shareholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale and the distribution of the aggregate consideration from such Approved Sale as reasonably requested by the Company.

(e)   Exceptions to Drag-Along Sale.  The following Transfers shall not be deemed Drag-Along Sales: (i) Transfers among the WP Parties (or any of them) or to any of the Affiliates of the WP Parties, (ii) Transfers in the form of dividends or distributions (whether upon liquidation or otherwise) by the WP Parties or any of their respective Affiliates to its or their current or former partners, members or stockholders (and any subsequent transfers by such partners, members or stockholders) and (iii) Transfers not for value.

(f)    Limitations.  In no event shall this Section 5 operate to require any Securityholder to enter into a non-competition agreement in connection with the consummation of the proposed transaction, provided that Securityholders who are officers or employees of the Company shall enter into such an agreement for nominal consideration in connection with a Drag-Along Sale as and when directed by the Company or the WP Parties.

6.          Miscellaneous Provisions Regarding Co-Sale Rights and Drag-Along Rights.

(a)   Certain Legal Requirements.  In the event the consideration to be paid in exchange for Shares in a proposed Transfer pursuant to Section 4 or Section 5 includes any securities, and the receipt thereof by an Other Shareholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Other Shareholder of any information regarding the Company, such securities or the issuer thereof, such Other Shareholder shall not have the right to Transfer Shares in such proposed Transfer.  In such event, the WP Parties shall have the right, but not the obligation, to cause to be paid to such Other Shareholder in lieu thereof, against surrender of the Shares (in accordance with Section 6(f) hereof) that would have otherwise been Transferred by such Other Shareholder in the proposed Transfer, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

(b)   Further Assurances.  Each Other Shareholder, whether in his capacity as a Participating Shareholder, Securityholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Transfer pursuant to Section 4 or Section 5 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the WP Parties and the prospective Transferee or Proposed Purchaser.

(c)   Sale Process.  The WP Parties shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof.  No WP Party or any Affiliate of any WP Party shall have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer except to the extent such WP Party shall have failed to comply with the applicable provisions of Section 4 or Section 5.

(d)   Treatment of Convertible Securities.  If any Other Shareholder shall Transfer Convertible Securities in any Transfer pursuant to Section 4 or Section 5, such Other Shareholder shall receive in exchange for such Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of Common Stock received by the WP Parties in such Transfer less the exercise price, if any, per share of such Convertible Security by (b) the number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Transfer), subject to reduction for any tax or other amounts required to be withheld under applicable law.

(e)   Expenses.  All reasonable costs and expenses incurred by the WP Parties or the Company in connection with any proposed Transfer pursuant to Section 4 or Section 5 (whether or not consummated), including without limitation all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  Any other costs and expenses incurred by or on behalf of any or all of the Other Shareholders in connection with any proposed Transfer pursuant to Section 4 or Section 5 (whether or not consummated) shall be borne by such Other Shareholder.

(f)    The closing of a Transfer to which Section 4 or Section 5 applies shall take place at such time and place as the WP Parties shall specify by notice to each applicable Other Shareholder.  At the closing of such Transfer, each applicable Other Shareholder shall deliver the certificates evidencing the Shares to be Transferred by such Other Shareholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

7.          Right of First Offer on Issuance of New Securities by the Company.

(a)   Generally.  The Company hereby grants to each Shareholder the right of first offer to purchase up to such Shareholder’s Pro Rata Share (as defined below) of New Securities that the Company may from time to time propose to sell and issue; provided, however, that the rights set forth in this Section 7 shall not be available to any Shareholder who is not an “accredited investor” within the meaning of the Securities Act at the time of any proposed sale and issuance of New Securities.  For purposes of this right of first offer, a Shareholder’s “Pro Rata Share” for each Shareholder shall be that percentage equal to (i) the number of Equivalent Shares at the time owned by such Shareholder divided by (ii) the aggregate number of Equivalent Shares at the time owned by all Shareholders.

(b)   Notice of New Issues.  If the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice (the “Section 7 Notice”) of its intention, describing the type of New Securities, the price, and the principal terms upon which the Company proposes to issue the same.  Each Shareholder shall have 10 days from the delivery date of any Section 7 Notice to agree to purchase up to its Pro Rata Share of such New Securities for the price and upon the terms specified in the Section 7 Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c)   Failure to Exercise Right.  If a Shareholder fails to purchase all of its Pro Rata Share pursuant to Section 7(b), the Company shall have 120 days after the date on which such Shareholder’s right to purchase lapsed to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from the date of said agreement) to sell the New Securities in respect of which such Shareholder’s option was not exercised, at or above the price and upon other terms not more favorable in the aggregate to the purchasers of such securities than the terms specified in the initial Section 7 Notice given in connection with such sale.  If the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 120-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to each Shareholder in the manner provided in this Section 7.

(d)   Exercise of Right.  If a Shareholder exercises its right of first offer hereunder, the closing of the purchase of the New Securities by the Shareholder with respect to which such right has been exercised shall take place within 45 days after the Shareholder gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable laws and regulations, including the HSR Act.  The acceptance of each Shareholder shall be irrevocable and each such accepting Shareholder shall be bound and obligated to acquire such amount of New Securities as such Shareholder shall have specified in such Shareholder’s written notice to the Company.  Upon exercise of such right of first offer, the Company and the Shareholder shall use their reasonable efforts to secure any approvals required in connection with the consummation the purchase contemplated thereby.

(e)   Other Securities.  The Company may condition the participation of the Shareholders in a proposed issuance of New Securities upon the purchase by such Shareholders of any securities (including, without limitation, debt securities) other than New Securities (“Other Securities”) in the event that the participation of the WP Parties in such issuance is so conditioned.  In such case, each Shareholder shall acquire in the issuance, together with the New Securities to be acquired by it, Other Securities in the same proportion to the New Securities to be acquired by it as the proportion of Other Securities to New Securities being acquired by the WP Parties in the issuance, on the same terms and conditions, as to each unit of New Securities and Other Securities issued to the WP Parties, as the WP Parties shall be issued units of New Securities and Other Securities.

(f)    Certain Legal Requirements.  In the event that the participation in a proposed issuance of New Securities by an Other Shareholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the issuance of any information regarding the Company or the securities, such Other Shareholder shall not have the right to participate in the issuance.  Without limiting the generality of the foregoing, it is understood and agreed that the Company shall not be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

(g)   Further Assurances.  Each Other Shareholder, whether in its capacity as a Securityholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each issuance pursuant to this Section 7 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the WP Parties.  Without limiting the generality of the foregoing, each such Other Shareholder agrees to execute and deliver such subscription and other agreements specified by the Company.

(h)   Expenses.  All reasonable costs and expenses incurred by the WP Parties or the Company in connection with any proposed issuance of New Securities and, if applicable, Other Securities (whether or not consummated), including without limitation all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  Any other costs and expenses incurred by or on behalf of any Other Shareholder  in connection with such proposed issuance of New Securities and, if applicable, Other Securities (whether or not consummated) shall be borne by such Other Shareholder.

(i)    Closing.  The closing of an issuance pursuant to Section 7 shall take place at such time and place as the Company shall specify by notice to each participating Shareholder.  At the Closing of any issuance under this Section 7, each participating Shareholder shall be delivered the notes, certificates or other instruments evidencing the New Securities (and, if applicable, Other Securities) to be issued to such participating Shareholder, registered in the name of such participating Shareholder or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such participating Shareholder of the applicable consideration.

(j)    Post-Issuance Notice.  Notwithstanding the notice requirements of Sections 7(a) and 7(b), the Company may proceed with any proposed issuance of New Securities prior to having complied with the provisions of such Sections; provided that the Company shall: (i) provide to each Shareholder who would have received a Section 7 Notice in connection with such issuance with (x) prompt notice of such issuance and (y) the Section 7 Notice described in Section 7(b) in which the actual price per unit of New Securities shall be set forth; and (ii) include in the subscription (or similar) agreement with the purchaser(s) of the New Securities and, if applicable, Other Securities, a provision permitting the Company to repurchase such securities in an amount necessary to satisfy the offers made by Shareholders in accordance the provisions of Section 7(b) in response to the Section 7 Notice furnished pursuant to clause (i) above.

8.          Composition of Board of Directors.

(a)   Subject to Section 8(c), (i) the authorized number of directors on the Board shall be set from time to time by resolution of the Board in accordance with the Bylaws of the Company, but shall consist of not less than five (5) directors, and (ii) the Company agrees to take such actions as are necessary, and each of the WP Parties and the Other Shareholders agrees to vote its shares of Voting Stock and to take such other actions as are necessary, so as to elect and thereafter continue in office as directors of the Company, (x) up to a number of individuals that would constitute a majority of the then authorized number of directors on the Board, which shall in no event be less than two (2) individuals, designated by the WP Parties in writing, from time to time to the Company and the Other Shareholders (the “WP Designees,” and the director positions that the WP Parties have the right to so designate being referred to herein as the “WP Designee Positions”), which individuals shall, as of the date of this Agreement, be R. Sean Honey and David Ferguson, (y) the then serving Chief Executive Officer of the Company (the “Management Designee”), and (z) up to two (2) individuals that are unaffiliated with either the WP Parties or the Chief Executive Officer of the Company (or their respective Affiliates) and that are designated by the mutual agreement of the WP Parties and the Chief Executive Officer of the Company in writing, from time to time to the Company and the Other Shareholders (the “Independent Designees,” and the director positions so designated being referred to herein as the “Independent Positions”), which individuals shall be selected, if at all, following the date hereof.

(b)   The WP Parties shall have the right, upon written notice to the Company and the Other Shareholders, to (i) remove and replace each WP Designee, the Management Designee (if such person is no longer serving as the Chief Executive Officer of the Company) or any Independent Designee during his or her term in office and (ii) to fill any vacancy otherwise occurring in a WP Designee Position.  Upon receipt of such written notice, the Company agrees to take such actions as are necessary, and each of the Other Shareholders agrees to vote its shares of Voting Stock and to take such other actions as are necessary, so as to remove or replace each such designee, or to fill any such vacancy, as so specified in such notice (if applicable), provided the vacancies created by or otherwise referred to in any such notice shall be filled, if at all, only in accordance with the provisions of Section 8(a).

(c)   Each member of the Board shall have one vote on all matters before the Board; provided, however, the WP Designees then serving shall at all times have, in the aggregate, that number of votes equal to the number of WP Designee Positions at such time (i.e., a majority of the Board).

9.          Miscellaneous.

(a)   Company Records.  The Company shall not record on its books any Transfer of Shares held by the Shareholders without first ascertaining compliance with all of the applicable provisions of this Agreement with respect to such Transfer.

(b)   Entire Agreement; Successors and Assigns.  This Agreement, the Registration Rights Agreement, the Management Rights Agreement between the Company and the Series A Shareholder dated on or about the date hereof, the Restricted Stock Agreements, the Stock Option Agreements and any other agreements constituting or evidencing Convertible Securities or providing for the issuance thereof or subscription therefor constitute the entire agreement between the Company and the Securityholders concerning the subject matter hereof (it being understood that to the extent that there is a conflict between the express language of any term set forth in this Agreement and the express language of any term in a Restricted Stock Agreement or a Stock Option Agreement, this Agreement shall control).  Any previous agreement between the Company and any of the Securityholders concerning the subject matter hereof is hereby terminated and superseded by this Agreement.  This Agreement may not be assigned by any of the Other Shareholders except as required by this Agreement in connection with a Permitted Transfer of Shares or as consented to by the Company and the WP Parties in their sole discretion.  The WP Parties may, but shall not be obligated to, assign their rights under this Agreement to any Person to whom it Transfers Shares.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  Any attempted transfer of this Agreement not in compliance with the terms hereof shall be null and void.

(c)   Termination.  Notwithstanding any other provision hereof, (i) Sections 3, 4, 7 and 8 of this Agreement shall terminate upon the consummation of a Qualified IPO, and (ii) Sections  3, 4, 5, 6, 7 and 8 of this Agreement shall terminate upon a Change of Control.

(d)   Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(e)   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)    Headings; Construction.  The headings of the sections and subsections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

(g)   No Third-Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

(h)   Time of the Essence.  Time is and shall be of the essence in this Agreement.

(i)    Right to Negotiate Purchase.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing Shares from any Securityholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Company and such Securityholder, whether or not at the time of such purchase circumstances exist that specifically grant the Company the right to purchase such shares under the terms of this Agreement.

10.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, as follows:

(a)           If to the Company, to:

c/o Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA  94111

Attention: R. Sean Honey and Therese Mrozek

Fax No:  (415) 398-0990

Tel. No:  (415) 398-0770

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No:  (617) 951-7050

Tel. No:  (617) 951-7371

Tel. No.:  (617) 951-7861

(b)           If to the WP Parties, to the address set forth on the signature pages of this Agreement or Form of Joinder, with a copy to:

Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA  94111

Attention: R. Sean Honey and Therese Mrozek

Fax No:  (415) 398-0990

Tel. No:  (415) 398-0770

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.

Fax No:  (617) 951-7050

Tel. No:  (617) 951-7371

Tel. No.:  (617) 951-7861

(c)           If to an Other Shareholder, to the address of such Other Shareholder set forth on the signature pages of this Agreement or Form of Joinder; or

(d)           At such other address as a party may designate by five days’ advance written notice to the other parties hereto.

All notices and communications shall be deemed to have been received, unless otherwise set forth herein:  (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee, (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier, and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

11.           Amendment of Agreement.  This Agreement may be terminated, and any provision of this Agreement may be amended, modified, terminated or waived only by a written instrument signed by the Company and the WP Parties; provided, however, that the consent of Other Shareholders holding a majority of the Equivalent Shares held by Other Shareholders shall be required for any amendment, modification, termination or waiver which has a material adverse effect on the rights of the Other Shareholders as such under this Agreement which is disproportionate from the effect of such amendment, modification, termination or waiver on the WP Parties.  The signature pages to this Agreement and Exhibit A of this Agreement may be amended by the Company as necessary to reflect the addition of new Shareholders pursuant to the terms hereof, or to reflect the addition of parties hereto as contemplated by this Agreement or who otherwise acquire Shares from the Company.

12.           Waiver; Severability; Remedy.

(a)   Each party hereto and each Securityholder subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.  The waiver by one party hereto of any breach by another party hereto (the “Breaching Party”) of any provision of this Agreement shall not operate or be considered as a waiver of any other (prior or subsequent) breach by the Breaching Party, and the waiver of a breach of a provision in one instance shall not be deemed a waiver of such provision in any other circumstance.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

(b)   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

(c)   Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

13.           Ownership.  Each Securityholder represents and warrants that as of the date of this Agreement, it is the sole legal and beneficial owner of those Shares set forth on Exhibit A hereto opposite such Securityholder’s name, that as of the date hereof, such Shares represent all the Shares owned by such Securityholder and that no other Person has any interest (other than a community property interest) in such Shares.

14.           Limited Liability of Partners of the WP Parties.  Notwithstanding any other provision of this Agreement, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the transactions contemplated hereby shall be had against any current, former or future director, officer, employee, general or limited partner, stockholder or member, of any of the WP Parties, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current, former or future director, officer, employee, general or limited partner, stockholder or member of any of the WP Parties, as such for any obligation of any of the WP Parties under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the transactions contemplated hereby or for any claim based on, in respect of or by reason of such obligations or their creation.

15.           Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

16.           Recapitalizations.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

17.           Other Shareholders.  Subject to the restrictions on Transfers of Shares contained herein, any Person who is not already a Securityholder acquiring Shares or any Convertible Securities shall, on or before the transfer or issuance to it of Shares or Convertible Securities, sign the joinder to this Agreement in the form attached hereto as Exhibit B, completed as specified by the Company, (a “Form of Joinder”) and shall thereby become a party to this Agreement to be bound hereunder as an Other Shareholder.  Each such additional Securityholder shall be listed on Exhibit A as an Other Shareholder.

18.           Consent to Jurisdiction; Venue; Service of Process.

(a)   Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise) (“Action”) between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts.  Notwithstanding the previous sentence a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)   Venue.  Each party agrees that for any Action arising out of or based upon this Agreement or relating to the subject matter hereof, such party bring such Action or suit only in the State of Delaware.  Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c)   Service of Process.  Each party hereby (a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10, will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

19.           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 19 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.   ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:

CELLU PARENT CORPORATION
a Delaware corporation

By:	/s/ R. Sean Honey
Name: R. Sean Honey
Title: President

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WP PARTIES:

WESTON PRESIDIO V, L.P.

By:	Weston Presidio Management V, L.P.

By:	/s/ R. Sean Honey
Name: R. Sean Honey
Title: Member

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

OTHER SHAREHOLDERS:

/s/ Russell C. Taylor

Russell C. Taylor

Address:

Facsimile: ( )

Consent of Spouse:

I acknowledge that I have read the foregoing Agreement and that I know its contents.  I am aware, among other things, that by its provisions if I and/or my spouse agree to sell or transfer any shares of the Company held by either of us, including my community property interest in such shares, if any, rights of first refusal and co-sale rights (as described in the Agreement) must be granted to the Shareholders.  I am also aware that, among other things, by its provisions the WP Parties can, in certain circumstances, compel a sale of shares of the Company held by either of us, including any interest therein.  I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

/s/ Betsy Taylor

[Name of Spouse of Other Shareholder]

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

OTHER SHAREHOLDERS:

Taylor Investment Partners

By:	/s/ Russell C. Taylor
Name:
Title:

Address:

Facsimile: ( )

Signature Page to Shareholders Agreement

OTHER SHAREHOLDERS (CONTINUED):

CHIPPING WOOD FUND, LLC

By:	/s/ Russell C. Taylor
Name:
Title:

Address:

Facsimile: ( )

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

OTHER SHAREHOLDERS:

/s/ Dianne M. Scheu

Dianne M. Scheu

Address:

Facsimile: ( )

Consent of Spouse:

I acknowledge that I have read the foregoing Agreement and that I know its contents.  I am aware, among other things, that by its provisions if I and/or my spouse agree to sell or transfer any shares of the Company held by either of us, including my community property interest in such shares, if any, rights of first refusal and co-sale rights (as described in the Agreement) must be granted to the Shareholders.  I am also aware that, among other things, by its provisions the WP Parties can, in certain circumstances, compel a sale of shares of the Company held by either of us, including any interest therein.  I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

/s/ Mark A. Scheu

Signature Page to Shareholders Agreement

OTHER SHAREHOLDERS:

/s/ Steven Ziessler

Steven Ziessler

Address:	115 National Drive

Duluth Georgia 30097

Facsimile:	(678)	393-2657

Consent of Spouse:

I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware, among other things, that by its provisions if I and/or my spouse agree to sell or transfer any shares of the Company held by either of us, including my community property interest in such shares, if any, rights of first refusal and co-sale rights (as described in the Agreement) must be granted to the Shareholders. I am also aware that, among other things, by its provisions the WP Parties can, in certain circumstances, compel a sale of shares of the Company held by either of us, including any interest therein.  I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

/s/ Kimberly Zusslir

Signature Page to Shareholders Agreement

OTHER SHAREHOLDERS (CONTINUED):

RGIP LLP

By:	/s/ Alfred O. Rose
Name:	Alfred O. Rose
Title:

Address:	One International Place
Boston, MA 02110
Attn: R. Bradford Malt
Facsimile:	(617) 951-7050

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

EXHIBIT A

LIST OF SHAREHOLDERS

Shareholder	Number of Shares

WP Parties
Weston Presidio V, L.P.	42,502

Other Shareholders
Russell Taylor	115
Taylor Investment Partners	1335
Chipping Wood Fund, LLC	1218
Dianne Scheu	100
Steven Ziessler	100
RGIP LLP	500

Total	45,870

EXHIBIT B

FORM OF JOINDER

This JOINDER (“Joinder”) is executed by the undersigned (the “Transferee”) pursuant to the terms of (i) that certain Shareholders Agreement dated as of                     , 2006 (the “Agreement”) by and among the Company, the WP Parties (as defined in the Agreement) and the Other Shareholders (as defined in the Agreement).  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Joinder, the Transferee agrees as follows:

1.             Acknowledgment.  Transferee acknowledges that Transferee is acquiring securities of the Company, upon the terms and subject to the conditions of the Agreement.

2.             Agreement.  Transferee agrees that (i) the securities acquired by Transferee shall be bound by and subject to the terms of the Agreement, (ii) the Transferee shall be considered an “                    ” for all purposes of the Agreement, and (iii) Exhibit A of the Agreement shall be amended to include Transferee as an “                    ”.  Transferee hereby adopts the Agreement.

3.             Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this              day of                                   ,         .

TRANSFEREE:

By:
Name:
Title:

Accepted and Agreed:		Address:
Fax:

[ ]

By:
Name:
Title: President